EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-68755, 333-69385, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333-113399, 333-113595, 333-113596, 333-115983, 333-121284, 333-121285, 333-121286, 333-123356, 333-129676, 333-129679 and 333-130209) and in the Registration Statements of Conexant Systems, Inc. on Form S-3 (Nos. 333-70085, 333-88038, 333-115990 and 333-118559) of our reports dated November 30, 2005, relating to the financial statements and financial statement schedule of Conexant Systems Inc. (which report expressed an unqualified opinion and included explanatory paragraphs referring to a restatement to report the June 27, 2003 spin-off of the Mindspeed Technologies business as discontinued operations and a change in method of accounting for goodwill and intangible assets in fiscal 2003), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Conexant Systems, Inc. for the fiscal year ended September 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

December 7, 2005